UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 21, 2005
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     In light of the allegations being made by Relational Investors, LLC (“Relational”), regarding certain transactions and relationships between Sovereign Bancorp, Inc. (“Sovereign”) and certain directors, Sovereign is making this filing, on a voluntary basis, to provide information concerning such transactions and relationships, as well as information regarding loans to certain directors and officers.
Transactions With Sovereign Bancorp, Inc. Directors and Their Affiliates.
     Federal Regulation.
     Sovereign is a savings and loan holding company regulated by the Office of Thrift Supervision (the “OTS”). Sovereign’s principal asset is its wholly-owned subsidiary, Sovereign Bank (the “Bank”), a federally chartered savings bank, also regulated by the OTS.
     The Bank is in the business of taking deposits and making loans. At September 30, 2005, the Bank had $42.7 billion in loans outstanding to tens of thousands of loan customers.
     The activities of Sovereign and the Bank, including transactions between Sovereign, the Bank and their respective executive officers and directors, are examined by the OTS to assess compliance with applicable law and regulations.
     An important regulation which pertains to the Bank is Federal Reserve Regulation O1, which limits loans to an Insider. The Bank is periodically audited by an internal bank audit team and regularly examined by the OTS for compliance with Regulation O. All loans made by the Bank to any Insider of Sovereign and the Bank require approval of the Bank’s Board of Directors under

[1]	Regulation O prohibits the Bank from making loans to an Insider unless the loan (i) is made on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with other persons who are not subject to Regulation O and who are not employed by the Bank; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Regulation O does not prohibit the Bank from making loans to Insiders pursuant to a benefit or compensation program (i) that is widely available to employees of the Bank and, in the case of extensions of credit to an Insider of its affiliates, is widely available to employees of the affiliates at which that person is an Insider; and (ii) that does not give preference to any Insider of the Bank over other employees of the Bank and, in the case of extension of credit to an Insider of its affiliates, does not give preference to any Insider of its affiliates over other employees of the affiliates at which that person is an Insider. For purposes of Regulation O, an “insider” (“Insider”) means an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder.

Regulation O, except when the aggregate extension of credit by the Bank to the Insider does not exceed $500,000.
     Two of Sovereign’s non-management directors, Mr. Daniel K. Rothermel and Mr. Cameron C. Troilo, have recently been the subject of untrue allegations regarding their loan relationships, as well as other relationships, with Sovereign and the Bank. The proxy statement disclosure requirements of the Securities and Exchange Commission (the “SEC”) provide that information regarding extensions of credit by a financial institution to a non-management director and their Affiliates (as defined in Note 2 below)2, provided that the loans are not required to be reported as non-accrual, past due, restructured or potential problem loans in registrant’s SEC filings, may consist, if true, of a statement that the loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
     Transactions.
     Sovereign, like substantially all financial institutions with which it is familiar, encourages its non-management directors to maintain their personal and commercial banking business with its related Bank, rather than with a competitor.
     There currently are no transactions between Sovereign and any director or an Affiliate3 of such director. All transactions with Sovereign’s non-management directors are between the OTS-regulated Bank and such directors.
     Set forth below is a summary of the loans and other transactions between the Bank and Mr. Rothermel and Mr. Troilo, which have been referred to in various documents filed with the SEC by Relational, including Relational’s preliminary proxy statement filed with the SEC on October 20, 2005 and additional proxy soliciting material filed subsequently, and in other public statements and

[2]	The SEC’s disclosure requirements regarding directors also includes any immediate family member of a director or any corporation or organization in which a director is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities (collectively, “Affiliates”). “Immediate family member” means a spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

[3]	See footnote 2 above for the definition of “Affiliate.”

press releases. Set forth below also is industry information relating to loans to Insiders and information regarding the Bank’s loans to Insiders.
     Mr. Daniel K. Rothermel
     The Bank paid approximately $3,000, $5,000 and $5,400 in 2002, 2003 and 2004, respectively, to a lawn care service operation owned by Mr. Rothermel for outside grounds maintenance services provided at approximately 20 Bank properties. The Bank’s payments to Mr. Rothermel’s lawn care service operation are expected to be approximately $4,000 in 2005. The services were priced at market and contained no preferential terms.
     There are no lending or other relationships between Mr. Rothermel or any of his Affiliates and Sovereign or the Bank, except personal and commercial deposit accounts with the Bank and a $65,000 home equity line of credit to Mr. Rothermel’s adult son with an outstanding balance of $1,000 at December 31, 2004 and no outstanding balance at September 30, 2005, all of which are priced at market and do not contain any preferential terms.
     Mr. Cameron C. Troilo
     Loan Transactions. At December 31, 2004 and September 30, 2005, the Bank had aggregate outstanding loans of $17.0 million and $11.0 million, respectively, to Mr. Troilo. All of the Bank’s loans to Mr. Troilo are in compliance with Regulation O, are priced at market, are collateralized in accordance with the Bank’s ordinary practices, do not contain any preferential terms and have never been classified as non-accrual, past due, restructured or potential problem loans.
     The following table sets forth the aggregate loans outstanding to Mr. Troilo as of December 31, 2002 through 2004, and as of September 30, 2005.

	Aggregate Outstanding	Unused	Total Extensions
As of	Loan Balance	Lines of Credit	of Credit
December 31, 2002	$14.7 million	$4.6 million	$19.3 million
December 31, 2003	$16.4 million	$3.4 million	$19.8 million
December 31, 2004	$17.0 million	$2.1 million	$19.1 million
September 30, 2005	$11.0 million	$1.6 million	$12.6 million
     Real Estate Transactions. At December 31, 2004, the Bank owned and leased over 700 facilities throughout its extensive Mid-Atlantic and New England market areas. At December 31, 2004, Mr. Troilo or his Affiliates owned 23 commercial properties, and leased approximately 375,000 square feet of space to approximately 90 tenants.
     In 2004, the Bank, as tenant, paid approximately $502,351 of net rent ($699,691 of gross rent less $197,340 of pass-through expenses required to be reimbursed to Mr. Troilo under the leases) with respect to two properties owned by Mr. Troilo. The 2004 net rent paid to Mr. Troilo was less than 5% of Mr. Troilo’s 2004 gross income and less than 0.02% of Sovereign’s $2.7 billion of consolidated gross revenues.
     Total net rent payable to Mr. Troilo in 2005 is expected to be approximately $487,454 ($663,623 of gross rent less $176,169 of pass-through expenses required to be reimbursed to Mr. Troilo under the leases) with respect to two properties the Bank currently leases from Mr. Troilo or one or more of his Affiliates. The 2005 rental payments are expected to be less than 5% of Mr. Troilo’s 2005 gross income and would be an insignificant percentage of Sovereign’s expected 2005 consolidated gross revenues.
     Trammell Crow Company (“Trammell Crow”), a nationally recognized real estate management firm, advised the Bank that its leases with Mr. Troilo were on market terms.
     From 1996 to 1999, the total square feet of space Sovereign Bank leased from Mr. Troilo increased from 4,478 square feet to 24,572 square feet which resulted in a significant increase in rent from 1996 to 1999 and in subsequent periods. A substantial component of the increase in space rented from, and rent paid to, Mr. Troilo relates to the Bank’s lease of space in the former corporate offices of Trenton Savings Bank after its acquisition by Sovereign, as discussed below.

     The following table sets forth the net rent and gross rent (net rent plus pass-through expenses) paid to Mr. Troilo or his Affiliates for the years ended December 31, 2002 through 2004, and for the nine months ended September 30, 2005.

Period	Net Rent	Gross Rent
2002	$453,395	$625,166
2003	$467,355	$642,219
2004	$502,351	$699,691
2005 (through 9/30/05)	$363,705	$493,011
     In 1999, Sovereign acquired Trenton Savings Bank by merger and the former corporate offices of Trenton Savings Bank located in Lawrenceville, New Jersey by operation of law. The Bank decided to sell this facility, but to retain a portion of the space. The Bank used Trammell Crow to conduct a competitive bid process in connection with the sale of this property and related lease. Trammell Crow, after reviewing all of the bids, determined that Mr. Troilo’s bid was the best bid based on all relevant terms and conditions, including the fact that Mr. Troilo’s bid, unlike all the competing bids, contained no financing, inspection or due diligence contingencies. Mr. Troilo’s bid also provided for an earlier closing date for completion of the purchase of the property, which resulted in savings of operating expenses and use of funds. Mr. Troilo’s bid exceeded the appraised value as set forth in an appraisal report prepared in accordance with the Uniform Standards of Professional Appraisal Practice by an independent real estate appraiser who was certified as General Real Estate Appraiser in the State of New Jersey. Sovereign Bank received only one higher offer, which was 7.2% higher than Mr. Troilo’s bid, but was rejected by Trammell Crow because it required conventional financing for a minimum of 50% of the purchase price, a 60-day due diligence period, inspections required for a certificate of occupancy or certificate of continued occupancy, and a closing date as late as December 31, 1999. Mr. Troilo’s bid contained none of these contingencies and proposed to complete the purchase sooner.
     Mr. Troilo purchased the building from the Bank for $2,657,000, subject to increase by an additional payment of (i) $250,000 if Mr. Troilo was able to obtain certain zoning approvals by April 15, 2000 or (ii) $125,000, if those approvals were not obtained by April 15, 2000. The approvals were not obtained, and Mr. Troilo paid $125,000 which increased the price of the property to $2,782,000. Mr. Troilo used the proceeds from a secured $3.5 million credit facility with the Bank to purchase and make substantial improvements to the property. Collateral for the loan consisted of a first mortgage on the Lawrenceville property (valued at over $2.7 million) and a mortgage on another property owned by Mr. Troilo in Newtown, Pennsylvania, with equity of $2,250,000, on which the Bank held the primary liens. This loan complied with Regulation O, did not contain any preferential terms and has never been classified as past due, restructured or a potential problem loan. Simultaneously with the sale, Mr. Troilo leased space to the Bank. The Bank’s real estate professionals, with the assistance of Trammell Crow, determined that the terms of the lease were on market terms.
     There are no other relationships between Mr. Troilo or any of his Affiliates and Sovereign or the Bank, except for personal and commercial deposit accounts with the Bank, which are priced at market and do not provide for any preferential terms
     Industry Information.
     Based on data compiled by an independent industry source,4 as of June 30, 2005, 110 out of 122 of the largest financial services companies with U.S. banking operations, based upon market capitalization, had outstanding extensions of credit to Insiders. These outstanding extensions of credit ranged in amounts from a high of $1.3 billion to a low of $700,000, compared to $94.1 million for the Bank. At June 30, 2005, the aggregate dollar amount of the Bank’s loans to Insiders represented 0.2% of the Bank’s total loans and 1.4% of the Bank’s total equity, which ranked 60th and 65th among the 122 largest financial services companies with U.S. operations, respectively.
     Reconciliation of TFR Disclosure and SEC Disclosure.
     In the Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2005, Sovereign disclosed loans to Insiders of $51.1 million. In the Thrift Financial Report (the “TFR”) filed with the OTS for the quarter ended September 30, 2005, the Bank disclosed loans to Insiders (directors and executive officers of Sovereign and Sovereign Bank and other affiliates within the meaning of Regulation O) of $90.6 million. The loans disclosed in the

[4]	Source: SNL DataSource

Form 10-Q for September 30, 2005 do not include unused lines of credit and letters of credit of $39.5 million to Insiders, which are required to be included in the TFR for such period.
     The following table sets forth a reconciliation of loans to Insiders as reported in (i) Sovereign’s Annual Reports on Form 10-K for each of the three years ended December 31, 2002 through 2004; (ii) Sovereign’s Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2005; (iii) the Bank’s TFRs for the years ended December 31, 2002 through 2004; and (iv) the Bank’s TFRs for the quarters ended June 30 and September 30, 2005. The table also sets forth unused lines of credit and letters of credit for each period, which represents the difference between the outstanding loan balances reported in the SEC filings and TFRs at December 31, 2004 and June 30 and September 30, 2005. In 2004, Sovereign changed its reporting methodology to disclose in its Forms 10-K and 10-Q only outstanding borrowings and not unused lines of credit or letters of credit, which are reported in the TFRs, to make the loan information consistent with the balance sheet information presented in the Forms 10-K and 10-Q.

Aggregate Unused
	Aggregate	Aggregate	Aggregate	Lines of Credit
	Insider Loans	Insider Loans	Insider Loans	and Letters of Credit
As of	Reported in 10-K	Reported in 10-Q	Reported in TFR	(As reported in TFR)
December 31, 2002[5]	$31.2 million	N/A	$31.2 million	$6.1 million
December 31, 2003	$31.1 million	N/A	$31.1 million	$3.8 million
December 31, 2004[6]	$59.3 million	N/A	$84.1 million	$24.8 million
June 30, 2005	N/A	$69.5 million	$94.1 million	$24.6 million
September 30, 2005	N/A	$51.1 million	$90.6 million	$39.5 million
The increase in loans to Insiders reflected in the TFR for the year ended December 31, 2004, compared to TFR for the year ended December 31, 2003, was substantially due to the addition of a director to the Board of Directors of the Bank in the third quarter of 2004, who, together with his Affiliates, had approximately $67.3 million and $43.7 million of credit facilities, including loans

[5]	Sovereign has made no loans or extensions of credit to executive officers or their affiliates since 2002.

[6]	At December 31, 2004, the Bank had outstanding loans to the executive officers of Sovereign identified in the Summary Compensation Table in its 2005 Proxy Statement and their affiliates of approximately $2.2 million, excluding $177,182 of unused lines of credit and letters of credit. These loans consisted of loans to Jay S. Sidhu of $871,496, Joseph P. Campanelli of $542,097, John P. Hamill of $0, James D. Hogan of $260,558 and Lawrence M. Thompson of $494,906. All of these are in compliance with Regulation O, are secured by liens on each executive officer’s principal residence and are included in the balances at December 31, 2004, set forth in the table. These loans totaled $2.2 million and, when added to the other Regulation O loans to Insiders, totaled $84.1 million at December 31, 2004.

outstanding, unused lines of credit and letters of credit, from the Bank at September 30, 2004 and 2005, respectively.
     The following table sets forth the aggregate outstanding loans, excluding unused lines of credit and letters of credit, to Sovereign’s directors, the Bank’s directors who do not also serve as Sovereign directors and their affiliates who would be deemed Insiders within the meaning of Regulation O. This table excludes any information regarding loans to executive officers and their Affiliates who would be deemed Insiders within the meaning of Regulation O, except the CEO who is also a director of Sovereign and the Bank.

As of	Outstanding Loans to Sovereign Bancorp Directors	Outstanding Loans to Bank Directors (excluding Sovereign Bancorp Directors)	Total Outstanding Loans to Sovereign Bancorp and Bank Directors

December 31, 2002[7]	$15.6 million (2 directors with outstanding loans)	$3.5 million (2 directors with outstanding loans)	$19.1 million (4 directors with outstanding loans)

December 31, 2003[8]	$17.4 million (2 directors with outstanding loans)	$8.1 million (2 directors with outstanding loans)	$25.5 million (4 directors with outstanding loans)

December 31, 2004[9]	$18.2 million (3 directors with outstanding loans)	$38.6 million (3 directors with outstanding loans)	$56.8 million (6 directors with outstanding loans)

September 30, 2005[10]	$12.5 million (3 directors with outstanding loans)	$36.0 million (3 directors with outstanding loans)	$48.5 million (6 directors with outstanding loans)
     The increase in loans of Insiders in 2004 was substantially due to the addition of a director to the Board of Directors of the Bank in the third quarter of 2004, as discussed above.

[7]	Represents $0.9 million and $14.7 million of loans to the two Sovereign directors, and $3.1 million and $0.4 million to the two Bank directors.

[8]	Represents $1.0 million and $16.4 million of loans to the two Sovereign directors, and $7.6 million and $0.5 million to the two Bank directors.

[9]	Represents $0.3 million, $0.9 million and $17.0 million of loans to the three Sovereign directors, and $3.0 million, $35.3 million and $0.3 million to the three Bank directors.

[10]	Represents $0.7 million, $0.8 million and $11.0 million of loans to the three Sovereign directors, and $16.6 million, $18.7 million and $0.7 million to the three Bank directors.

     Sovereign Bancorp, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders. Information regarding the names of Sovereign’s directors and executive officers and their respective interests in Sovereign by security holdings or otherwise is set forth in Sovereign’s proxy statement relating to the 2005 annual meeting of shareholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Sovereign’s website at http://www.sovereignbank.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with Sovereign’s 2006 annual meeting of shareholders.
     Sovereign Bancorp, Inc. will file a Proxy Statement on Schedule 14A with the SEC in connection with its 2006 annual meeting of shareholders, which, when filed, will be available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders are advised to read Sovereign’s Proxy Statement, when available, and the other materials to be filed by Sovereign related to the proxy solicitation, when available, because they will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement on Schedule 14A and all other related material to be filed by Sovereign with the SEC (when they are filed and become available) free of charge at the SEC’s website at http://www.sec.gov or by contacting Sovereign’s proxy solicitors, Innisfree M&A Incorporated at 1-888-750-5834 or Mackenzie Partners, Inc. at 1-800-322-2885. Sovereign also will provide a copy of these materials without charge at the Investor Relations section of its website at http://www.sovereignbank.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2005	SOVEREIGN BANCORP, INC.
By /s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President